UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2008

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THINK PARTNERSHIP INC.

 (Exact name of registrant as specified in its charter)

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Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive, Third Floor

Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 324-0046

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2008, M. Alex White voluntarily tendered his resignation as a director of Think Partnership Inc. d/b/a Kowabunga! (the “Company”). He was a member of the Company’s nominating and corporate governance committee and compensation committee and chairman of the audit committee. The Company’s board of directors accepted his resignation and thanked him for his service.

On July 16, 2008, the board appointed Charles Pope to serve as a director to fill the vacancy created by Mr. White’s resignation. Mr. Pope will serve on the Company’s compensation committee and nominating and corporate governance committee and as chairman of the audit committee.  He had no prior relationship with the Company.

Mr. Pope, age 56,  joined Aerosonic Corporation as Chief Financial Officer in 2007. From February 2005 through April 2007, he served as Chief Financial Officer for Reptron Manufacturing, a manufacture of electronic services and engineering services. From April 2002 until February 2005, Mr. Pope served as Chief Financial Officer for SRI/Surgical, a provider to hospitals of reusable and disposable products used in surgical procedures. Previously, he served as Chief Financial Officer for UTEK Corporation, a business development company that acquires and funds the development of new university technologies. Mr. Pope was with PricewaterhouseCoopers LLP and left as a partner. He holds a B.S. in economics and accounting from Auburn University and is a Certified Public Accountant in Florida.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated July 17, 2008 entitled “Charles Pope Joins Kowabunga!’s Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2008		THINK PARTNERSHIP INC.

	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	General Counsel